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                                                                   Exhibit I.(2)

                          DRINKER BIDDLE & REATH LLP
                             1345 Chestnut Street
                          Philadelphia, PA 19107-3496
                                (215) 988-2700

                                 July 10, 1998

UAM Funds Trust
c/o Chase Global Funds Service Center
P.O. Box 2798
Boston, MA 02208-2795

Re:  UAM Funds Trust - Shares of Beneficial Interest
     -----------------------------------------------

Gentlemen:

     We have acted as counsel for UAM Funds Trust, a Delaware business trust, ("UAM") in connection with the registration by UAM of its shares of beneficial interest, without par value. The Declaration and Agreement of Trust of UAM authorize the issuance of an unlimited number of shares of beneficial interest, which are divided into multiple series and classes (each a "Class" and collectively "Classes"). The shares of beneficial interest designated into each such series are referred to herein as the "Shares." You have asked for our opinion on certain matters relating to the Shares.

     We have reviewed UAM's Agreement and Declaration of Trust and By-laws, resolutions of UAM's Board of Trustees ("Board"), certificates of public officials and of UAM's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed UAM's Registration Statement on Form N-1A under the Securities Act of 1933 (the "Registration Statement"), as amended through Post-Effective Amendment No. 24 thereto.

     This opinion is based exclusively on the Delaware Business Trust Act and the federal law of the United States of America.

     We have assumed the following for purposes of this opinion:

     1. The shares of beneficial interest have been issued in accordance with the Agreement and Declaration of Trust and By-laws of UAM and resolutions of UAM's Board relating to the creation, authorization and issuance of the Shares.

     2. Prior to the issuance of any future Shares, the Board (a) will duly authorize the issuance of such future Shares, (b) will determine with respect to each class of such future Shares the preferences, limitations and relative rights applicable thereto and (c) if such future Shares are classified into separate series, will duly take the action necessary to create such
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UAM Funds Trust
July 10, 1998
Page 2

series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof.

     3. With respect to the future Shares, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) UAM's Agreement and Declaration of Trust and By-laws, each as amended as of the date of such issuance, and (ii) the applicable future series designations.

     4. The Board will not change the preferences, limitations or relative rights of any class or series of Shares after any shares of such class or series have been issued.

     Based upon the foregoing, we are of the opinion that:

     1.  UAM is authorized to issue an unlimited number of Shares.

     2. UAM's Board is authorized (i) to create from time to time one or more additional series or classes of Shares and (ii) to determine, at the time of creation of any such series or class the designations, preferences, limitations and relative rights thereof.

     3. The Shares will be, when issued in accordance with, and sold for the consideration described in the Registration Statement, validly issued, fully paid and non-assessable by UAM, and that the holders of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware (except that we express no opinion as to such holders who are also trustees of UAM).

     We consent to the filing of this opinion with Post-Effective Amendment No. 24 to the Registration Statement to be filed by UAM with the Securities and Exchange Commission.


                                        Very truly yours,


                                        /s/ DRINKER BIDDLE AND REATH LLP
                                        --------------------------------
                                        DRINKER BIDDLE AND REATH LLP


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